SECOND AMENDMENT TO THE
            AMENDED AND RESTATED DECLARATION OF TRUST



               CONTINENTAL AIRLINES FINANCE TRUST

                   Dated as of July [__] 1996









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     SECOND AMENDMENT made as of July [__] 1996 by the
undersigned Regular Trustees, to the AMENDED AND RESTATED DECLARATION OF TRUST of Continental Airlines Finance Trust dated and effective as of November 28, 1996, by the Trustees signatories thereto, Continental Airlines, Inc., a Delaware corporation, as Sponsor, and by the holders, from time to time, of undivided beneficial interests in the Trust issued pursuant to the Declaration, as amended pursuant to the AMENDMENT TO AMENDED AND RESTATED DECLARATION OF TRUST dated as of May 9, 1996 (as modified, supplemented or amended from time to time, the "Declaration"; capitalized terms used but not defined herein shall have the meanings given to them in the Declaration);

     WHEREAS, the Trustees and the Sponsor established the Trust under the Delaware Business Trust Act pursuant to a Declaration of Trust dated as of November 17, 1995, as amended and restated pursuant to an Amended and Restated Declaration of Trust dated as of November 28, 1995, as further amended pursuant to an Amendment to Amended and Restated Declaration of Trust dated as of May 9, 1996 (together the "Existing Declaration"), and a Certificate of Trust filed with the Secretary of State of the State of Delaware on November 17, 1995, for the sole purpose of issuing and selling certain securities representing undivided beneficial interests in the assets of the Trust and investing the proceeds thereof in certain Debentures of the Debenture Issuer;

     WHEREAS, pursuant to Section 12.l(a)(i) of the Existing Declaration, the Regular Trustees wish to amend the Existing Declaration in order to provide, on the terms and subject to the conditions hereof, the Holders of Preferred Securities with a Direct Action (as defined below) to enforce the payment to such Holders of the principal of or interest on the Debentures having a principal amount equal to the aggregate liquidation amount of the Preferred Securities of such Holder;

     NOW THEREFORE, it being the intention of the Regular Trustees to continue the Trust as a business trust under the Business Trust Act and that the Existing Declaration, as amended by this Amendment, constitute the governing instrument of such business trust, the Regular Trustees declare that all assets contributed to the Trust will be held in trust for the benefit of the holders, from time to time, of the securities representing undivided beneficial interests under the Declaration, subject to the provisions of the Declaration, and, in consideration of the premises and mutual covenants herein contained, the Regular Trustees agree to amend the Existing Declaration as follows:

1. Section 1.1 of the Existing Declaration is hereby amended by adding the following definition after the definition of "Delaware
Trustee":

          "Direct Action" has the meaning set forth in Section
3.8(e)."

2. Section 2.7(a) of the Existing Declaration is hereby amended by adding the following sentence at the end thereof:

     "Each notice given pursuant to this Section 2.7(a) shall state that an Event of Default under the Indenture constitutes an Event of Default with respect to the Securities."

3. Section 3.8 of the Existing Declaration is hereby amended by deleting Section 3.8(e) therefrom and adding the following as a new Section 3.8(e) thereof:

          "(e) Subject to Section 3.9, the Property Trustee shall take any Legal Action which arises out of or in connection with an Event of Default or the Property Trustee's duties and obligations under this Declaration or the Trust Indenture Act in accordance with Section 3.9; provided, however, that if an Event of Default has occurred and is continuing and such event is attributable to the failure of the Debenture Issuer to pay interest or principal on the Debentures on the date such interest or principal is otherwise payable (or in the case of redemption, on the redemption date), then a Holder of Preferred Securities may directly institute a proceeding for enforcement of payment to such Holder of the principal of or interest on the Debentures having a principal amount equal to the aggregate liquidation amount of the Preferred Securities of such Holder (a "Direct Action") on or after the respective due date specified in the Indenture. In connection with such Direct Action, the rights of the Holder of the Common Securities will be subrogated to the rights of such Holder of Preferred Securities to the extent of any payment made by the Debenture Issuer to such Holder of Preferred Securities in such Direct Action. Except as provided in the preceding sentences, the Holders of Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Debentures."

4. Annex I of the Existing Declaration is hereby amended by deleting the first paragraph of Section 6(b) on pages 1-13 and 1-
14 therefrom and adding the following as a new Section 6(b) thereof:

          "(b) The Holders of a majority in liquidation amount of the Preferred Securities, voting separately as a class may direct the time, method, and place of conducting any proceeding for any remedy available to the Property Trustee, or direct the exercise of any trust or power conferred upon the Property Trustee under the Declaration, including the right to direct the Property Trustee, as holder of the Debentures, to
          (i) exercise the remedies available under the Indenture with respect to the Debentures, including directing the time, method, and place of conducting any proceeding for any remedy available to the Debenture Trustee, or exercising any trust or power conferred on the Debenture Trustee with respect to the Debentures,
          (ii) waive any past default and its consequences that is waivable under Section 513 of the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Debentures shall be due and payable or (iv) consent to any amendment, modification or termination of the Indenture or the Debentures requiring the consent of the holders of the Debentures, provided, however, that, where a consent or action under the Indenture would require the consent or act of the Holders of greater than a majority of the Holders in principal amount of Debentures affected thereby (a "Super Majority"), the Property Trustee may only give such consent or take such action at the direction of the Holders of at least the proportion in liquidation amount of the Preferred Securities which the relevant Super Majority represents of the aggregate principal amount of the Debentures outstanding. The Property Trustee shall not revoke any action previously authorized or approved by a vote of the Holders of the Preferred Securities. If the Property Trustee fails to enforce its rights, as holder of the Debentures, under the Indenture, after a Holder of Preferred Securities has made a written request to the Property Trustee to enforce such rights, such Holder may institute a legal proceeding directly against any Person to enforce the Property Trustee's rights under the Debentures, without first instituting a legal proceeding against the Property Trustee or any other Person. Notwithstanding the foregoing, if an Event of Default has occurred and is continuing and such event is attributable to the failure of the Debenture Issuer to pay interest or principal on the Debentures on the date such interest or principal is otherwise payable (or in the case of redemption, on the redemption date), then a Holder of Preferred Securities may directly institute a proceeding for enforcement of payment to such Holder of the principal of or interest on the Debentures having a principal amount equal to the aggregate liquidation amount of the Preferred Securities of such Holder (a "Direct Action") on or after the respective due date specified in the Debentures. In connection with such Direct Action, the Holder of the Common Securities will be subrogated to the rights of such Holder of Preferred Securities to the extent of any payment made by the Debenture Issuer to such Holder of Preferred Securities in such Direct Action. Other than with respect to directing the time, method and place of conducting any proceeding for a remedy available to the Property Trustee or the Debenture Trustee as set forth above, the Property Trustee shall not take any of the actions described in clauses (i), (ii), (iii) or (iv) above in accordance with the directions of the Holders of the Preferred Securities unless the Property Trustee has obtained an opinion of independent tax counsel to the effect that, as a result of such action, the Trust will not fail to be classified as a grantor trust or partnership for United States federal income tax purposes and each Holder of Preferred Securities will be treated as owning undivided beneficial interests in the Debentures. Except as provided in the preceding sentences, the Holders of Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Debentures."

5. Annex I of the Existing Declaration is hereby amended by adding the following proviso at the end of the sentence constituting Section 8(a) thereof, on page 1-17:

          "; provided, further, that the rights of Holders of Preferred Securities under Section 3.8(e) of the
          Declaration to take a Direct Action shall not be amended without the consent of each Holder of Preferred
          Securities"

6. This Amendment shall become effective when executed by each of the Regular Trustees. Upon the execution of this Amendment, the Existing Declaration shall be modified in accordance herewith, and this Amendment shall form a part of the Declaration for all purposes; and every Holder of Securities heretofore or hereafter authenticated and delivered under the Declaration shall be bound hereby and thereby. Except as expressly amended hereby, the Existing Declaration shall continue to be and shall remain in full force and effect.

7. Securities authenticated and delivered after the execution of this Amendment may, but need not, bear a notation in form approved by the Regular Trustees and the Property Trustee as to any matter provided for in this Amendment. If the Regular Trustees shall so determine, new Securities so modified as to conform, in the opinion of the Property Trustee and the Regular Trustees, to this Amendment may be prepared and executed by the Trust and authenticated and delivered by the Property Trustee in exchange for outstanding Securities.

8. Unless the context otherwise requires, all references in the Declaration to Articles and Sections and Exhibits and the Annex are to Articles and Sections of, and Exhibits and the Annex to, the Declaration, as amended hereby, unless otherwise specified.

9. In accordance with Section 12.1(b)(i) of the Existing Declaration, each of the Trust and the Sponsor has delivered to the Property Trustee an Officers' Certificate stating that this Amendment is permitted by, and conforms to, the terms of the Existing Declaration (including the terms of the Securities).

10. Governing Law. This Amendment and the rights of the parties hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware and all rights and remedies shall be governed by such laws without regard to principles of conflicts of laws.

     IN WITNESS WHEREOF, the undersigned have caused these presents to be executed as of the day and year first above written.

                         Lawrence W. Kellner,
                         as Regular Trustee

                         ___________________________


                         Jeffery A. Smisek,
                         as Regular Trustee


                         ___________________________